SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

______________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

December 19, 2023

SCIENTIFIC INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-6658	04-2217279
(State or other Jurisdiction)	(Commission File Number)	(IRS Employer No.)

80 Orville Drive

Bohemia, New York 11716

(Address of principal executive offices)

(631) 567-4700

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.05 per share	SCND	OTCMKTS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities

The Offering

On December 19, 2023 and December 20, 2023 the Company sold, and Investors purchased, an aggregate of 432,935 and 70,601 Units, respectively, comprised of 432,935 and 70,601 shares of the Company’s common stock, par value $.05 per share (“Common Stock”) and Warrants to purchase 432,935 and 70,601 shares of Common Stock for a total consideration of $865,870 and $141,202, respectively, pursuant to the Company’s Securities Purchase Agreement (the “Purchase Agreement”) entered on December 13, 2023 as filed in the Company’s Form 8-K on December 15, 2023. The Company intends to use the net proceeds from the sale of the Units for working capital needs of its Bioprocessing Systems Operations.

As an incentive to certain Investors of the Company who participated in previous private placements (“Existing Investors”) and received as part of those financings, warrants (“Outstanding Warrants”) to purchase shares of Common Stock, the Company agreed that, if any Existing Investor were to purchase Units at a certain level in the offering thereof under the Purchase Agreement (the “Offering”), the Company would reduce the exercise price of the Outstanding Warrants held by such Existing Investor to $2.50 per share and extend the period in which such Outstanding Warrants could be exercised to the period ending on the fifth anniversary of the date on which the Existing Investor purchased Units under the Purchase Agreement. Each such Existing Investor purchasing Units at the requisite level will receive a new warrant (the “Replacement Warrants”) to replace such Existing Investor’s Outstanding Warrants. On December 19, 2023 and December 20, 2023, as a result of their purchase of Units, Existing Investors became entitled to receive Replacement Warrants to replace 559,905 and 17,631 Outstanding Warrants, and therefore reducing the exercise price of such Outstanding Warrants to $2.50 per share and extending the period in which such Outstanding Warrants could be exercised to the period ending on the fifth anniversary of the closing under the Purchase Agreement on December 13, 2023.

The sale of the Units in the Offering was made in a private placement transaction, pursuant to the exemption provided by Section 4(2) of the Securities Act and certain rules and regulations promulgated under that section and pursuant to exemptions under state securities laws.

Placement agent Warrants

As part of its compensation as placement agent for the Offering described above, the Company will issue to the placement agent or its designees warrants to purchase up to 21,647 and 3,530 shares of Common Stock at an exercise price of $2.00 per share on substantially the same terms as the Warrants issued to the Investors.

This Current Report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy the Shares, Warrant Shares or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

This summary description does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, the Registration Rights Agreement, the forms of Warrant, and the form of the Replacement Warrant used in the Offering which were filed as exhibits to the Company’s current report on Form 8-K on December 15, 2023, and hereby are incorporated by reference.

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ITEM 9.01 Financial Statements and Exhibits

(a),(b),(c) not applicable

(d) Exhibits

Exhibit No	Description

4.1	Forms of Warrant (incorporated by reference to Form 8-K as filed on December 15, 2023)
4.2	Registration Rights Agreement by and among the Company and the Investors (incorporated by reference to Form 8-K as filed on December 15, 2023)
10.1	Purchase Agreement by and among the Company and the Investors (incorporated by reference to Form 8-K as filed on December 15, 2023)
10.2	Replacement Warrant (incorporated by reference to Form 8-K as filed on December 15, 2023)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC INDUSTRIES, INC.

Date: December 22, 2023	By:	/s/ Helena R. Santos
Helena R. Santos,
President and Chief Executive Officer

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